INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in this Registration Statement of International Game Technology on Form S-8 of our report dated November 2, 1998, appearing in the Annual Report on Form 10-K of International Game Technology for the year ended September 30, 1998.


/s/  Deloitte & Touche LLP
Reno, Nevada
August 24, 1999

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